ONE PRICE CLOTHING STORES, INC. AND SUBSIDIARY

EXHIBIT 10(m)--Proposed Director Stock Option Plan to be effective April 19, 1995 and submitted for shareholders' approval at the Annual Shareholders' Meeting to be held April 19, 1995.





                        ONE PRICE CLOTHING STORES, INC.

                           DIRECTOR STOCK OPTION PLAN




         1.      PURPOSE

         The purpose of the One Price Clothing Stores, Inc. Director Stock Option Plan (the "Plan") is to promote the growth and profitability of One Price Clothing Stores, Inc. (the "Company") from time to time by increasing the personal participation of non-employee directors in the financial performance of the Company, by enabling the Company to attract and retain non-employee directors of outstanding competence and by providing such directors with an equity opportunity in the Company. This purpose will be achieved through the grant of stock options under this Plan ("Options") to purchase shares of common stock of the Company, $0.01 par value per share ("Common Stock").

         2.      ADMINISTRATION

         The Plan shall be administered by the Company's Board of Directors (the "Board").

         The Board shall have complete authority, consistent with and subject to the terms of this Plan, to: (i) interpret all terms and provisions of the Plan consistent with law; (ii) prescribe the form of instrument(s) evidencing Options granted under this Plan; (iii) adopt, amend and rescind general and special rules and regulations for the Plan's administration; and (iv) make all other determinations necessary or advisable for the administration of the Plan.

         Any action which the Board is authorized to take may be taken without a meeting if all the members of the Board sign a written document authorizing such action to be taken, unless different provision is made by the By-Laws of the Company or by resolution of the Board.

         The Board may designate selected Board members or certain employees of the Company to assist the Board in the administration of the Plan and may grant authority to such persons to execute documents, including Options, on behalf of the Board; subject in each such case to the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and any successor rule ("Rule 16b-3").

         No member of the Board or employee of the Company assisting the Board pursuant to the preceding paragraph shall be liable for any action taken or determination made in good faith.

         3.      STOCK SUBJECT TO PLAN

         The stock to be offered under the Plan shall be authorized but unissued shares of Common Stock, shares of Common Stock previously issued and thereafter acquired by the Company, or any combination thereof. An aggregate of 105,000 shares of Common Stock are reserved for the grant under the Plan of Options and may be subject to Options. The number of shares which may be granted under the Plan shall be adjusted to reflect any change in the capitalization of the Company as contemplated by Section 9 of the Plan and occurring after the adoption of the Plan. The Board will maintain records showing the cumulative total of all shares subject to Options outstanding under the Plan.

         4.      OPTIONS FOR DIRECTORS WHO ARE NOT EMPLOYEES

         The grant of Options under this Plan shall be limited to those directors of the Company who, on the date of grant, are not employees of the Company (each an "Eligible Director").

         On each Grant Date (as hereinafter defined), each Eligible Director shall automatically receive from the Company an option for 1,500 shares of Common Stock, with an exercise price per share equal to the average of the high and low sales price per share of the Common Stock on such Grant Date (as reported on NASDAQ). For purposes of this Plan, the Grant Date shall be March 31 of each calendar year commencing with the 1996 calendar year (or, if March 31 is not a business day, the immediately preceding business day).

         Each Option shall be immediately exercisable commencing on the date of its grant and at any time and from time to time thereafter (subject to Section 6 hereof) until and including the date which is the business day immediately preceding the tenth anniversary of the Grant Date. Notice of each Option granted on a Grant Date shall be given to each Eligible Director within a reasonable time after the Grant Date. For purposes of this Plan, "business day" shall mean each day other than Saturday, Sunday and any day on which commercial banks are authorized or required by law to close in New York City.

         This Section 4, Section 3 hereof, Section 6 hereof and any other provision of this Plan which is subject to paragraph (c)(2)(ii)(B) of Rule 16b-3 (or any successor provision), shall not be amended more frequently than once every six months, other than to comport with changes in the Internal Revenue Code (the "Code"), the Employee Retirement Income Security Act, or the rules thereunder.

         5.      NON-TRANSFERABILITY

         An Option granted to a participant under this Plan shall not be transferable by him or her except: (i) by will; (ii) by the laws of descent and distribution; or (iii) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder. An Option is exercisable during the grantee's lifetime only by the grantee.

         6.      EXERCISABILITY OF OPTIONS

         Subject to the provisions of this Plan, an Option granted under this Plan shall be exercisable in accordance with the provisions of
    Section 4 hereof.

         For a period of six months commencing on the date of grant of an Option hereunder to a participant, such participant may not sell any share(s) of Common Stock acquired upon exercise of such Option.

         Any Option granted under this Plan shall terminate in full prior to the expiration of its term on the date which is one year after the date the optionee ceases to be a director of the Company for any reason whatsoever. If the optionee shall die while a director of the Company, the director's legatee(s) under his or her last will or the director's personal representative or representatives may exercise all or part of the previously unexercised portion of such Option at any time within one year after the director's death to the extent the optionee could have exercised the Option immediately prior to his or her death.

         Notwithstanding any other provision of this Plan, in no event may an Option be exercised after the expiration of its fixed term.

         7.      METHOD OF EXERCISE

         Each Option (or portion thereof) granted under the Plan shall be deemed exercised when the holder (a) shall indicate the decision to do so in writing delivered to the Company and (b) shall at the same time tender to the Company payment in full in cash of the exercise price for the shares for which the Option is exercised.

         No person, estate or other entity shall have any of the rights of a shareholder with reference to shares subject to an Option until a certificate for the shares has been issued.

         An Option granted under this Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an Option shall not affect the right to exercise the Option for the remaining shares subject to the Option.

         8.      TERMINATION OF OPTIONS

         An Option granted under this Plan shall be considered terminated in whole or part, to the extent that, in accordance with the provisions of this Plan and such Option, it can no longer be exercised for any shares originally subject to the Option. The shares subject to any Option or portion thereof, which terminates, shall no longer be charged against the limitation provided in Section 3 of this Plan and may again become shares available for the purposes, and subject to the same limitation, of this Plan.

         9.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         In the event of any recapitalization, reorganization, merger, stock dividend, stock split, stock consolidation or similar transaction affecting the Common Stock, the number and kind of shares available for purposes of this Plan, the number and kind of shares to be covered by subsequent grants and the number and kind of shares under option in outstanding option agreements pursuant to this Plan and the exercise price under such agreements shall be proportionately and appropriately adjusted so as to (a) preserve, but not increase, the benefits of this Plan to the Company and the Plan's participants and the benefits and value to the holders of such Options and (b) provide for treatment equivalent to that provided for the holders of outstanding shares of the Common Stock.

         Adjustments under this Section shall be made by the Board pursuant to its administrative authority under Section 2 of this Plan.

         10.     COMPLIANCE WITH SECURITIES LAWS AND OTHER REQUIREMENTS

         No certificate(s) for shares shall be executed and delivered upon exercise of an Option until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the South Carolina Uniform Securities Act, as amended, any other applicable state securities law(s) and the requirements of any exchange on which the Common Stock may, at the time, be listed.

         In the case of the exercise of an Option by a person or estate acquiring the right to exercise the Option by bequest or inheritance, the Board may require reasonable evidence as to the ownership of the Option and may require such consents and releases of taxing authorities as it may reasonably deem advisable.

         11.     NO RIGHT TO CONTINUE AS DIRECTOR

         Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any director participant under the Plan any right to continue as a director of the Company, or shall in any way affect the right and power of the Company to terminate the position with the Company of any participant under this Plan at any time with or without assigning a reason therefor to the same extent as the Company might have done if this Plan had not been adopted.

         12.     AMENDMENT AND TERMINATION

         Subject to Section 4 hereof and this Section 12, the Board may at any time suspend, amend or terminate this Plan. Subject to the provisions of this Plan, the Board may make such corrections to the terms and conditions of a holder's Option as shall be reasonably required to conform the Option to the terms of this Plan. No Option may be granted during any suspension or after the termination of this Plan. Not withstanding the foregoing provisions of this Section, no amendment, suspension or termination shall, without the consent of the holder of an Option, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

         In addition to Board approval of an amendment, if the amendment would: (i) materially increase the benefits accruing to participants;
    (ii) increase the number of securities issuable under this Plan (other than an increase pursuant to Section 9 hereof); (iii) change the class or classes of individuals eligible to receive Options; or (iv) otherwise materially modify the requirements for eligibility, then such amendment must be approved by the holders of a majority of the Company's outstanding capital stock present or represented by proxy and entitled to vote at a meeting duly held of the stockholders of the Company.

         13.     USE OF PROCEEDS

         The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes as determined by the Board.

         14.     INDEMNIFICATION OF BOARD

         In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board shall, to the fullest extent permitted by law, be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for gross negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding the Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

         15.     EFFECTIVE DATE OF THE PLAN

         This Plan was adopted by the Board of the Company as of February 9, 1995 and shall be effective as of April 19, 1995, subject to its approval by the holders of a majority of the Company's outstanding capital stock present or represented by proxy and entitled to vote at the 1995 annual meeting of shareholders of the Company.

         16.     DURATION OF THE PLAN

         Unless previously terminated by the Board, this Plan shall terminate at the close of business on April 18, 2005 and no Option shall be granted under it thereafter, but such termination shall not affect any Option theretofore granted under this Plan.


                                       [Date]




    Dear           :

         Pursuant to the Director Stock Option Plan (the "Plan") of One Price Clothing Stores, Inc. (the "Company"), you, as a non-employee director of the Company, were granted on [date], an option to purchase shares of the common stock of the Company upon the following terms and conditions:

         (1)     The exercise price shall be $      per share equal to the
                 average of the high and low sales price per share of the Company's common stock on the date of grant; and

         (2) This Option will become exercisable, and once exercisable may be exercised, in accordance with and subject to the terms and conditions of the Plan, which is incorporated herein by reference. This Option is granted subject to the Plan and shall be construed in all respects in accordance with the Plan.

         This Option is not transferable except pursuant to the terms and conditions of the Plan.

                                Very truly yours,

                                ONE PRICE CLOTHING STORES, INC.




                                By:_____________________________


                                Title:



    I hereby accept the within stock Option and acknowledge receipt of a copy of the Plan.


    ____________________________
    Optionee

    Date:_______________________